EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 relating to the financial statements of Pharmos Corporation, which appears in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
July 8, 2002